Exhibit 10.1

COMMERCIAL LEASE AGREEMENT

This COMMERCIAL LEASE AGREEMENT (“Lease”) is made this 1st day of April, 2003, by and between 1051 ELDEN STREET, L.L.C. (“Landlord”), located at 1601 Washington Plaza, Reston, Virginia 20190, and MILLENNIUM BANK, N.A. (“Tenant”), having its principal offices at 1601 Washington Plaza, Reston, Virginia 20190

In consideration of the mutual promises and covenants herein, the parties agree as follows:

1. LEASED PREMISES. Landlord hereby leases to Tenant, and Tenant leases from Landlord, approximately 7,164 square feet on the first and second floors (“Leased Premises”) of the office building at the following address;

1051 Elden Street

Herndon, Virginia 20170

The Leased Premises are shown on Exhibit “A”.

2. TERM.

A. The term of this Lease shall be ten (10) years commencing on April 1, 2003 and ending on March 31, 2013 (“Lease Term”). The Tenant shall have the right to extend the Lease for three (3) additional periods of five (5) years each (“Renewal Term”), provided that Tenant gives the Landlord written notice of its intent to extend the Lease at least One Hundred and Eighty (180) days prior to the termination of the Lease Term or current Renewal Term. The first extension notice given shall be applicable to the first five year extension period. The second extension notice given within the terms hereof shall be applicable to the second five year extension period. The third extension notice given shall be applicable to the third five year extension period.

B. If the renewal option has been properly exercised, during the Renewal Term, all of the terms, conditions, covenants and agreements set forth in the Lease shall continue to apply and be binding upon Landlord and Tenant.

C. Prior to the commencement of the Renewal Term, at Landlord’s request, Tenant hereby agrees to execute an amendment to the Lease memorializing said extension of the Lease Term and the Base Rent payable during the Renewal Term. If Tenant refuses to execute a document memorializing the terms of the extension of the Lease Term prior to the expiration of the Initial Term, then Tenant shall be deemed to have waived its renewal option granted hereby.

D. Notwithstanding the above, all rights, duties and obligations of Tenant hereunder are contingent upon the receipt by Tenant of any necessary regulatory approval, including but not limited to that of the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency, for the Tenant to operate a banking facility at the leased premises.

3. BASE RENT.

A. Tenant agrees to pay Landlord, without notice or demand, annual rent in the amount of One Hundred Fourteen Thousand Six Hundred Twenty-Four and No/100 Dollars ($114,624.00) (which amount is based on Sixteen and No/100 Dollars ($16.00) per square foot of rentable area), in twelve (12) monthly installments of Nine Thousand Five Hundred Fifty-Two and No/100 Dollars ($9,552.00) for the Leased Premises (“Base Rent”), commencing on April 1, 2003. Base Rent and Additional Rent (as defined below) are sometimes collectively referred to herein as “Rent.” The Rent reserved under this Lease shall be payable without deduction, set-off, counterclaim, or demand, in advance, on the first (1st)

day of each calendar month during the Lease Term. The Rent shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America and at such place as Landlord may designate in writing from time to time.

B. If the Lease Term begins on other than the first (1st) day of a month, Rent from that date until the first (1st) of the next succeeding month will be prorated on the basis of the actual number of days in each such month and shall be payable in advance.

C. All payments of Rent will be made by check payable to Landlord and delivered to Landlord at 1601 Washington Plaza, Reston, Virginia 20190, or to such other person and place as may be designated by notice from Landlord to Tenant from time to time.

D. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of Base Rent and/or Additional Rent payable hereunder will be deemed to be other than on account of the earliest stipulated Rent. No statement on any check or any letter accompanying any check or payment will be deemed an accord and satisfaction, and Landlord may accept such check for payment without prejudice to its right to recover the balance of such Rent or pursue any other remedy available to Landlord.

4. BASE RENT INCREASES. Base Rent shall be adjusted annually on each anniversary of the commencement date for each year of the Lease Term and Renewal Term at an increase of three percent (3.0%) which shall be added to the prior year’s annual rent to create the adjusted annual rent (Adjusted Annual Rent”).

5. ADDITIONAL RENT. The Pass-Through expenses, which comprise the additional rent owed by Tenant to Landlord (“Additional Rent”), are based on the proportionate share (operating cost divided by the rentable square footage of the building multiplied by the Tenant’s Leased Premises) of the building operating expenses leased by the Tenant. The Tenant’s proportionate share is 100% of the net rentable space. The Pass-Through expenses include, but are not limited to, Real Estate Taxes, Tenant’s insurance requirements set forth herein, water, sewer and electricity, snow removal, landscaping, grounds and common area maintenance exterior security lighting, HVAC service and management services. The estimated costs of Pass-Through expenses for the first year of the Lease Term is $4.00 per square foot to be paid in twelve equal monthly installments along with the Base Rent. Subsequent increases in taxes and Tenant’s insurance, and other operating costs, as applicable, will be treated as Pass-Through for the second year and subsequent years over the Lease Term and any extensions thereof. The Landlord will provide the annual itemized estimate of the additional rent charges (“Additional Rent Charges”) and at the end of each calendar year provide documented verification of all costs, upon request. Tenant may at its own expense, consult or confer with Landlord’s accountant to inspect or audit such accounts. In the event the actual operating expenses are determined to be less than 95% of the annual estimate the difference will be promptly refunded.

6. OPERATING EXPENSES. The Tenant agrees that this is a “TRIPLE NET” Lease and that the Tenant shall be responsible for all its own expenses.

7. SECURITY DEPOSIT. Tenant agrees to pay landlord upon execution of this Agreement a security deposit in the form of a note in the principal amount of Nine Thousand Five Hundred Fifty Two and No/100 Dollars ($9,552.00), which represents one (1) month’s rent, to be held in escrow by the Landlord for the duration of the Lease. The deposit provided herein shall be considered as security for the payment and performance by Tenant of the obligations, covenants, conditions and agreements under this Lease. Provided that the deposit is not applied to the Tenant’s obligations herein, Landlord shall return Tenant’s deposit at the expiration of the Lease Term or renewal, and within forty-five (45) days after Tenant vacates and surrenders the Leased Premises to Landlord. In the event of any default by Tenant hereunder, Landlord shall have the right, but not be obligated, to apply all or any portion of the deposit to cure such default, in which event Tenant shall be obligated to promptly deposit with Landlord that portion of the deposit used to cure said default.

8. ALTERATIONS AND TENANT IMPROVEMENTS. Tenant has previously made improvements to the Leased Premises by building out the Leased Premises as a bank branch office (including a vault or safe), open office space and several private offices. Tenant shall not make additional improvements to the Leased Premises during the Lease Term without the prior written consent of Landlord. Notwithstanding the above, Tenant may install in the Leased Premises such additional banking fixtures and equipment, including automatic teller machine, night depository, safe and vaults, as Tenant, in its sole discretion, may require, to which the Lessor hereby consents.

Landlord covenants that the Leased Premises will comply with the requirements established by the Americans with Disabilities Act of 1990 (“ADA Requirements”), as amended. In the event Fairfax County or any other government or regulatory agency determines that any structural modifications to the Leased Premises need to be made to bring the Leased Premises into compliance with the ADA Requirements, Landlord shall, at Landlord’s expense (i) provide the work and materials necessary to meet the ADA Requirements or (ii) pay to Tenant the actual cost to Tenant of the work and materials necessary to meet the ADA Requirements. Notwithstanding the above, Tenant covenants that the alterations or improvements Tenant previously made to the Leased Premises comply with ADA Requirements. Tenant further covenants that subsequent alterations or improvements made by Tenant during the Lease Term shall at all times comply with ADA Requirements at Tenant’s cost and expense.

9. USE. Tenant will use and occupy the Leased Premises solely for office, banking and associated banking and general office purposes and in accordance with the uses permitted under the applicable zoning regulations. Without the prior written consent of Landlord, the Leased Premises will not be used for any other purposes.

10. TENANT’S PERSONAL PROPERTY. Upon the expiration or earlier termination of this Lease, Tenant shall remove all of its furniture, furnishings and equipment, including any movable trade fixtures and such banking fixtures and equipment, including an automatic teller machine, night depository, safe and vault, as Tenant may have installed and shall repair all damage resulting from such removal or its use of the Leased Premises, and shall surrender the Leased Premises, as so required, in good condition, subject only to reasonable wear and tear.

11. INDEMNIFICATION. Tenant shall and hereby does indemnify and hold Landlord harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including without limitation, reasonable attorneys’ fees) asserted against, imposed upon or incurred by Tenant by reason of (a) any violation caused, suffered or permitted by Tenant, its agents, servants, employees or invitees, of any of the terms, covenants or conditions of the Lease, and (b) any damage or injury to persons or property occurring upon or in connection with the use or occupancy of the Leased Premises.

12. ASSIGNMENT AND SUBLEASE. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant’s interest in this lease or in the Leased Premises without Landlord’s prior written consent, such consent which shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the provisions hereof, Tenant may assign or sublet the Leased Premises, or any portion thereof, without Landlord’s consent, to subsidiaries of Tenant or Tenant’s parent company, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Leased Premises, provided that said assignee assumes, in full, the obligations of Tenant under this Lease. In this event, Landlord shall have no right to recapture the Leased Premises. Any profits made on the subleasing or assignment of the Leased Premises to third parties unrelated to Tenant, minus any reasonable sublease or assignment costs, shall be retained by Tenant. Reasonable sublease or assignment costs include, but are not limited to, rental abatement, improvement allowances, advertising and reasonable legal expenses and leasing commissions.

13. PARKING. All parking spaces in the front and rear of the building containing the Leased Premises are reserved for the Leased Premises, and all parking is available free of charge for all employees and customers of tenant. There is no overnight parking available. For the good and welfare of all tenants to whom Landlord may have heretofore or may hereafter lease space and grant a non-exclusive right to use the common areas, and for the good and welfare of all agents, employees, customers and invitees of such tenants, Landlord expressly reserves the right to promulgate reasonable rules and regulations for the use of the common areas of the Leased Premises and underlying real property, and to restrict, limit, condition or control the use, access and enjoyment thereof.

14. LATE CHARGES. In addition to Landlord’s other rights under this Lease, should any installment of Rent remain unpaid on the tenth (10th) day after the date when the same is due, Landlord may impose a service charge. Such charge shall be equal to ten percent (10%) of the delinquent Rent for each month, or part thereof, during which such Rent remains delinquent. The service charge is imposed to reimburse Landlord for extra costs arising from late payment and not as a penalty. The parties have agreed that the charge is a reasonable estimate of Landlord’s costs in such event.

15. REQUIREMENTS OF LAW AND INSURANCE.

A. Tenant shall, at its own expense, comply with all laws, orders, ordinances and regulations of Federal, State, County, Municipal and other governmental authorities and with directions of public officers thereunder, respecting all matters of occupancy, condition or maintenance of the Leased Premises (including specifically with respect to any alterations to be performed by Tenant) whether such orders or directions shall be directed to Tenant or Landlord, and Tenant shall hold Landlord harmless from cost or expense on account thereof.

B. Tenant shall not do or permit to be done any act or thing upon the Leased Premises which will invalidate or be in conflict with property insurance policies obtained by Landlord covering the Leased Premises or any part thereof or fixtures and property therein, and shall comply with all rules, orders, regulations or requirements of the Board of Fire Underwriters having jurisdiction or any other similar body, and shall not do, or permit anything to be done, in or upon the Leased Premises, or bring or keep anything therein, which shall increase the rate of fire insurance on the Leased Premises or on the property located therein. If by sole reason of failure of Tenant to comply with the provisions of this paragraph, the fire insurance rate shall at any time be higher than it otherwise would be, then, in addition to the right of Landlord to the exercise of any and all other remedies available under this Lease, Tenant shall reimburse Landlord on demand as an Additional Rent Charge for the part of all fire insurance premiums which shall have been then or in the future charged because of such violation by Tenant and which Landlord shall have, or may be required to have, paid on account of increase in rate in its own policies of insurance. In addition to the foregoing, Tenant will, if Landlord so requests, cease the operation of any action or remove any objects or improvements which have resulted in the increase to

Landlord’s insurance premiums.

C. Tenant shall not cause or permit any Hazardous Materials, as defined below, to be generated, used, stored or disposed of on, in or about the Leased Premises by Tenant or its agents, employees, invitees or licensees. Tenant shall indemnify and hold Landlord harmless from and against any and all actions, costs, claims, damages, expenses (including reasonable attorney’s and consultants’ fees and court costs), fines or other penalties arising from a breach of this prohibition. For the purposes of this Lease “Hazardous Materials” shall mean any flammable items, radioactive materials, hazardous or toxic substances or other materials or substances which are found to have adverse effects on the environment or health and safety of persons which are or shall subsequently be regulated under any federal, state or local laws. regulations or ordinances.

16. REPAIRS AND MAINTENANCE.

A. Subject to the provisions of this Lease with regard to damage by fire or other casualty, Tenant agrees to maintain the Premises in good order and repair during the Term of this Lease. Tenant will make all repairs, maintenance and replacements to the Premises and any improvements, equipment and fixtures therein, including, but not limited to: the ATM machine and surroundings area, any vaults, all interior and exterior doors, door jambs and frames, drive-in doors, dock doors, dock collars and levelers, locks and hardware, and all interior and exterior window, window casings and sills; all interior walls, floors, coverings and ceilings, all interior painting and decorating of the Premises, replacement of approved signs, repairs, maintenance and replacements of all plumbing, interior heating, and air conditioning equipment, lighting and other fixtures and equipment inside the Premises whether or not they were initially installed at Landlord’s expense. All repairs, maintenance and/or replacements made by Tenant shall be subject to Landlord’s prior written approval, which will not be unreasonably withheld provided that the same are at least equal in quality and class to the original work and/or fixtures and equipment. All repairs, maintenance and replacements will be made at Tenant’s sole expense.

B. If Tenant fails to make any such repairs, after ten (10) days prior written notice, Landlord may make them for the account of Tenant and Landlord’s costs in so doing will be Additional Rent which will be payable by Tenant to Landlord with the next monthly installment of Base Rent due hereunder. Landlord reserves the right in its reasonable discretion to interrupt the supply of electricity, water, sewer, heat, air conditioning, gas and other utilities to the Premises, and also to suspend the operation of the air conditioning or heating system until the repairs, alterations or improvements have been completed. Landlord will pursue all work with reasonable dispatch and will use reasonable efforts to minimize any disruption. There will be no abatement in Rent, nor shall Landlord in any way be liable to Tenant because of any such interruption or suspension.

C. Landlord will maintain, repair and replace, in its sole discretion the HVAC exterior equipment, roof, foundations, exterior walls (excluding any ATM machine and surrounding area, store fronts, plate glass windows and window frames, doors and door frames, docks, dock doors and dock levelers, and the interior of walls, all of which shall be the sole responsibility of Tenant), parking areas, and all structural floors (excluding floor coverings) of the Premises and common areas and facilities for the furnishing of various utilities, including HVAC (except to the extent that the same are the obligation of any public utility company); but Landlord will not be required to make any repair necessitated by reason of any act or omission of Tenant, or its employees, contractors, agents, licensees, invitees, or anyone claiming under Tenant or caused by any alteration, addition or improvement made by Tenant or anyone claiming under Tenant and if Landlord does make any such repairs, Tenant will reimburse to Landlord the cost incurred by Landlord in so doing as Additional Rent with the monthly installment of Base Rent first due after Landlord bills Tenant for such costs. Landlord will have no liability to Tenant for failure to make repairs unless and until Tenant has given written notice to Landlord of the need for such repairs and Landlord has failed to commence and complete such repairs within a reasonable period of time thereafter.

17. UTILITIES AND SERVICES. As this is a “TRIPLE NET” Lease, Landlord will not be required to provide any utilities or services. Tenant, at its sole cost and expense, may contract with the appropriate utility company to have dedicated HVAC and electric servicing Tenant’s ATM, vault, and website.

18. INSURANCE.

A. Tenant will provide and keep inforce during the Term of this Lease, for the benefit of Landlord, its mortgagees, and Tenant commercial liability insurance coverage with an insurance company licensed to do business in the jurisdiction in which the Leased Premises is located, in the amount of at least Two Million and No/100 Dollars ($2,000,000.00) with respect of injuries to any one person, Two Million and No/100 Dollars ($2,000,000.00) with respect to any one accident, and Five Hundred Thousand and No/100 Dollars ($500,000.00) within respect to property damage, in which Landlord, and its mortgagees are named as additional parties insured, as their interests may appear.

B. Tenant will maintain fire and extended coverage insurance (including, but not limited to, theft and mysterious disappearance) in an amount equal at all times to the full replacement cost of all property, improvement, fixtures and equipment in the Premises owned, leased or paid for by Tenant, irrespective of whether such property, improvement, fixtures or equipment are attached in any manner to the real estate; with Tenant as the party insured, and with a waiver by the insurance company of all its rights to subrogation against Landlord and Landlord’s agents and employees.

C. Waiver of Subrogation. Each party hereby releases the other party hereto from liability for any loss or damage to any building, structure or tangible personal property, or any resulting loss of income, or losses under worker’s compensation laws and benefits, notwithstanding that such loss, damage or liability may arise out of the negligent or intentionally tortuous act or omission of the other party or its agents, officers, employees, invitee or contractors, if such loss or damage is covered by insurance pursuant to this Lease. Each party hereto shall use reasonable efforts to have a waiver of subrogation clause (providing that such waiver of right of recovery against the other party shall not impair the effectiveness of such policy or the insurer’s ability to recover thereunder) included in its said policies, and shall promptly notify the other in writing if such subrogation clause shall not be available, then the foregoing waiver of right of recovery shall be void.

19. SUBORDINATION AND ATTORNMENT.

A. Subordination. This Lease and Tenant’s interest herein are and shall be subject and subordinate to each and every around or underlying lease or mortgage, deed of trust or other security instrument (collectively “Mortgage(s)”) now existing or hereafter made on the Leased Premises and underlying real property, and to all renewals, modifications, replacements and extensions of any such Mortgage. Upon request of Landlord, Tenant shall, within ten (10) days of receipt of same, execute, acknowledge and deliver any and all documents and instruments subordinating this Lease and Tenant’ s interest herein; provided that the provisions of such documents and instruments do not conflict with the provisions of this Lease. In the event that a party secured by a Mortgage made prior to the delivery of this Lease shall request that this Lease have priority over said Mortgage, this Lease shall have priority over said mortgage and all renewals, replacements, consolidations and extensions thereof and all advances made thereunder and the interest thereon, and Tenant shall, within ten (10) days of receipt of same, execute, acknowledge and deliver any and all documents and instruments confirming the priority of this Lease.

B. Attornment. In the event of (i) a transfer of Landlord’s interest in the Leased Premises, (ii) the termination of any ground or underlying lease or (iii) the purchase of the Leased Premises or Landlord’s interest therein in a foreclosure sale or by deed in lieu of foreclosure under any Mortgage or the purchase pursuant to a power of sale contained in any Mortgage, then in any of such events Tenant shall at Landlord’s request, attorn to and recognize the transferee or purchaser of Landlord’s interest or the lessor under the terminated ground or underlying lease, as the case may be, as Landlord under this Lease for the balance then remaining of the Lease Term, and hereafter this Lease shall continue as a direct lease between such person as “Landlord”, and Tenant as “Tenant”. If the Landlord under the terminated ground or underlying lease shall be an institutional lender, or if the transferee or purchaser acquired Landlord’s interest pursuant to a foreclosure sale, Deed in lieu of foreclosure or power of sale under a Mortgage held by an institutional lender, such lessor, transferee or purchaser shall not be liable for any act or omission of Landlord prior to such lease termination or prior to such person’s succession to title, nor be subject to any offset, defense or counterclaim accruing prior to such lease termination or prior to such person’s succession to title for more than one month in advance, provided that Tenant is provided with sufficient notice of transfer, or by any modification of the Lease or any waiver, compromise, release or discharge of any obligation of Tenant hereunder unless such modification, waiver, compromise, release or discharge of any obligation of Tenant hereunder shall have been specifically consented to in writing by the lessor under such ground or underlying lease or the mortgagee under said Mortgage, and such person and each person succeeding to such person’s interest in the Leased Premises shall not he liable for any warranty or guaranty of Landlord under this Lease.

20. DAMAGE OR DESTRUCTION. Tenant shall give prompt notice to Landlord in case of any fire or other damage to the Leased Premises. If (a) the Leased Premises or building shall be damaged by fire or other occurrence to the extent of more than twenty-five percent (25%) of the cost of replacement thereof, or (b) the Leased Premises or building shall be damaged by fire or other occurrence and either the loss shall not be covered by Landlord’s insurance or the net insurance proceeds (after deducting all expenses in connection with obtaining same) shall, by reasonable anticipation, be insufficient to pay for the repair or restoration work to be done by Landlord, or (c) the Leased Premises shall be damaged by fire or other occurrence to the extent of more than ten percent (10% ) of the cost of replacement thereof during the last year of the Term, then in any such event, Landlord may terminate this Lease by written notice given within thirty (30) days after such event, and upon the date specified in such notice, which shall not be less than (30) days not more than sixty (60) days after the giving of said notice, this Lease shall terminate and all Base Rent and Additional Rent Charges shall be paid up to the date of such termination. If this Lease shall not be terminated after damage by fire or other casualty, Base Rent and Additional Rent Charges shall abate in proportion to the floor area in which Tenant shall be unable to put to the uses contemplated hereby, unless such fire or other casualty resulted from the gross negligence or willful misconduct of Tenant, its agents, employees or contractors, and Landlord shall, promptly after receipt of the insurance proceeds for such damage and subject to applicable governmental restrictions, proceed with the restoration of the Leased Premises to substantially the condition in which the same existed prior to the damage with such changes as Landlord may desire to make, except for Tenant’s leasehold improvements, trade fixtures, furniture, furnishings, removable floor coverings, equipment, signs and all other property of Tenant and decoration in and around the Leased Premises.

21. EMINENT DOMAIN. If the whole of the building or Leased Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of the whole of the Leased Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority. If twenty-five percent (25%) or less of the floor space of the Leased Premises shall be so taken or conveyed, this Lease shall terminate only with respect to the part so taken or conveyed as of the day possession shall be taken by such authority. If more than twenty-five percent (25%) of the floor area of the Leased Premises shall be so taken or conveyed, this Lease shall terminate only with respect to the part so taken or conveyed as of the day possession shall be taken by such authority, but either party shall have the right to terminate this Lease upon written notice given to the other party within thirty (30) days after such taking of possession. If so much of the building or land on which it sits shall be so taken or conveyed that, in Landlord’s judgment, the continued operation of the building shall be impractical, then Landlord shall have the right to terminate this Lease upon thirty (30) days notice to the Tenant. If this Lease shall continue in effect as to any portion of the Leased Premises not so taken or conveyed, the Adjusted Annual Rent and any Additional Rent Charges shall be computed as of the date when possession shall have been taken on the basis of the remaining floor area of the Leased Premises. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in the Adjusted Annual Rent or Additional Rent Charges.

If this Lease shall continue in effect, Landlord shall, at its expense but only to the extent of the net award or other compensation (after deducting all expenses in connection with obtaining same) available to Landlord for the improvements taken or conveyed (excluding any award or other compensation for land), make all necessary alterations so as to constitute the remaining Leased Premises a complete architectural and tenable unit, except for Tenant trade fixtures, furniture, furnishings, removable floor coverings, equipment, signs and all other property, and Tenant shall make all alterations or replacements to its trade fixtures, furniture, furnishings, removable floor coverings, equipment, signs and other property of Tenant and decorations in and around the Leased Premises. All awards and compensation for any taking or conveyance, whether for the whole or a part of the Leased Premises or otherwise, shall be the property of Landlord, and Tenant hereby assigns to Landlord all of Tenant rights, title, and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Lease Term. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for its moving expenses and its trade fixtures but only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of the award or compensation made by it to the Landlord.

22. SIGNS. Tenant shall not place, install or maintain, or permit or suffer to be placed, installed, or maintained, any sign upon or outside of the Leased Premises unless first approved by (a) all applicable governmental entities having jurisdiction over same and (b) Landlord. Tenant shall not place, install or maintain, or permit or suffer to be placed, installed or maintained, on the exterior of the Leased premises, any awning, canopy, banner, flag, pennant, aerial antenna or the like; nor shall Tenant place or maintain on a glass of any window or door of the Leased Premises, or inside the Leased Premises, any sign decoration, lettering, advertising matter shade or blind or other thing of any kind which functions as a sign or other form of identification of the Tenant and which is visible from the exterior of the Leased Premises, unless first approved by Landlord. All signs shall be at Tenant’s expense.

23. REAL ESTATE AND PERSONAL PROPERTY TAXES. Landlord shall pay all Real Estate Taxes and bill the Tenant for its portion of the Taxes. Tenant shall at all times be solely responsible for and shall pay before delinquency, all municipal, county, state or federal taxes assessed or levied against any leasehold interest hereunder or any personal property of any kind owned, installed or used by Tenant on, in or about the Leased Premises. Tenant shall, at Tenant’s sole cost, promptly apply for and obtain all necessary business licenses and pay any and all taxes assessed on the operation of Tenant’s business in the Leased Premises.

24. TENANT’S DEFAULTS.

A. Defaults. Each of the following shall be deemed to be an “Event of Default” by Tenant and a breach by Tenant hereunder: (i) the transfer of this Lease or any rights hereunder to any person(s) other than Tenant or a permitted assignee, whether by operation of the law or otherwise, (ii) the Leased Premises being abandoned, or becoming vacant or deserted during the Lease Term and remaining so for forty-five (45) days unless Landlord is receiving Rent, (iii) the default in the payment of any Base Rent or Additional Rent Charges or any part thereof when same is due, or in the making of any other payment herein provided for, and, in each case, the continuance of such default for ten (10) days after notice to Tenant of non-payment, or (iv) the default in the performance of any other obligation of Tenant under this Lease, and the continuance of such default for thirty (30) days after Landlord shall have given to Tenant a notice specifying the nature of such default.

B. Remedies of Landlord. If an Event of Default shall occur, and such default has not been cured within any cure period stated above, Landlord shall have the following rights and remedies, in addition to all rights and remedies available under law or equity: (i) Landlord may declare this Lease terminated upon written notice to Tenant, and/or (ii) Landlord or its agents or representatives, may, immediately or at any time thereafter, re-enter and resume possession of the Leased Premises and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law, or by force or otherwise, without being liable for any damages therefore, and no such re-entry shall be deemed an acceptance or surrender of the Lease; and/or (iii) Landlord may, in its own name, but as agent for Tenant if this Lease is not terminated, relet the whole or any portion of the Leased Premises for any period equal to or greater or less than the period which would have constituted the balance of the Lease Term, for any sum which Landlord may deem reasonable, to any tenant(s) which Landlord may deem appropriate and/or (iv) Landlord, at Landlord’s option, may make such alterations, repairs, replacements and decorations in and to the Leased Premises as Landlord in its reasonable judgment considers advisable and necessary for the purpose of reletting the Leased Premises, and the making of such alterations, repairs, replacements and decorations shall not operate or be construed to release Tenant from liability hereunder. Although the Landlord will use its best efforts to relet the Leased Premises, Landlord shall in no event be liable in any way whatsoever for its failure to relet the Leased Premises or any part thereof, or in the event that the Leased Premises are relet, for its failure to collect the rent under such reletting, and no such failure to relet or failure to relet or failure to collect rent shall release or affect Tenant’s liability for damage or otherwise under this Lease. Landlord shall not in any event be required to pay Tenant any surplus of any sums received by Landlord on a reletting of all or any part of the Leased Premises in excess of the Adjusted Annual Rent and Additional Rent Charges reserved in this Lease.

C. Damages. Landlord shall be entitled to recover from Tenant and Tenant shall pay to Landlord, (i) amount(s) equal to all reasonable expenses incurred by Landlord in connection with enforcing any obligation of Tenant under this Lease, or recovering possession of and reletting the Leased Premises, including brokerage fees in connection with any reletting, court costs and reasonable attorney’s fees, costs for making alterations and repairs in and to the Leased Premises and otherwise preparing the same for reletting, which amounts shall be due and payable by Tenant to Landlord on demand after any such expenses are incurred by Landlord; and (ii) for each month of the balance of the Lease Term or the period which would otherwise have constituted the balance of the Term, the amount, if any, by which the sum of one monthly installment of the Base Rent which would have been payable for each month, plus the amount of the Additional Rent Charges which would have been payable during each month exceeds the net amount, if any, of the rents collected on account of the reletting(s) of the Leased Premises for the month in question, which amounts shall be due and payable by Tenant to Landlord in monthly installments on the last day of each month, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding.

D. Additional Right of Landlord to Cure Tenant’s Defaults. Landlord may, but shall not be obligated to cure at any time upon ten (10) days notice or without notice in case of emergency, any default(s) by Tenant under the Lease, and Tenant shall pay to Landlord on demand all costs and expenses incurred by Landlord in curing such default(s), including, without limitation, court costs and reasonable attorney’s fees and disbursements in connection therewith, together with interest at the interest rate in effect on the date of default. The prevailing panty in any action or proceeding hereunder shall be entitled to claim all reasonable attorney fees and costs incurred.

E. Special Bankruptcy Provision. If Tenant becomes a debtor within the meaning of the Bankruptcy Reform Act of 1978, as the same may be front time to time amended (the “Bankruptcy Code”), and, notwithstanding any other provision of the Lease, this Lease and Landlord’s and Tenant’s rights thereunder are then made subject to said Bankruptcy Code. It is covenanted and agreed that the failure of Tenant or its representative duly appointed in accordance with said Bankruptcy Code to (i) provide Landlord with adequate assurance that all of Tenant’s obligations under this Lease shall continue to be fully complied with for the remaining term of this Lease, or (ii) furnish accurate information and adequate assurances to the source of rent and other consideration due to Landlord under this Lease, or (iii) conduct or have conducted at the Leased Premises Tenant’s business and use as expressly provided in this Lease, shall in any of such events be deemed an Event of Default. However, notwithstanding any other provisions contained in this Lease, in the event (a) Tenant or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this Lease shell be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Leased Premises is closed, or is taken over by any depository institution supervisory authority (“Authority”), Lessor may, in either such event terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease is terminated by the receiver or Liquidator, the maximum claim of Lessor for rent, damages, or indemnity for injury resulting from the termination, rejection or abandonment of the unexpired Lease shall by law in no event be in an amount equal to all accrued and unpaid rent to the date of termination.

25. MECHANIC’S LIENS. Nothing contained in the Lease shall be deemed, construed or interpreted to imply any consent or agreement on the part of Landlord to subject Landlord’s interest or estate to any liability under any mechanic’s or other lien. If any mechanic’s or other lien or any notice of intention to file a lien is filed against the Leased Premises for any work, labor, services or materials claimed to have been performed or furnished for or on behalf of Tenant or anyone holding any part of the Leased Premises through or under Tenant, Tenant shall cause the same to be canceled and discharged of record by payment, bond or order of a court of competent jurisdiction within twenty (20) days after the earlier to occur of (a) such lien of notice becoming or record or (b) the giving of notice by Landlord to Tenant. Landlord at all reasonable times shall have the right to post and keep posted on the Leased Premises any notices of non-responsibility provided for by the statutes of the Commonwealth of Virginia, or statutes of a similar nature, which Landlord may deem necessary for the protection of Landlord and Landlord’s interest in the Leased Premises from mechanics’ liens or liens of a similar nature; and Tenant shall before the commencement of any work which might result in any such lien, give written notice to Landlord of its intention to do so in sufficient time to enable the posting of such notices.

26. ACCESS TO PREMISES. Landlord shall have the right, with advance notice to Tenant, and during normal banking business hours, to enter upon and in the Leased Premises to examine the same and to make such repairs, replacements, alterations, improvements and additions in the Leased Premises as Landlord may deem necessary, and to take all materials into and upon the Leased Premises that may be required therefore, without the same constituting all eviction of Tenant, in whole or in part, and without any abatement of Rent or Additional Rent Charges; provided, however, Landlord shall use reasonable efforts not to unreasonably interfere with or interrupt Tenant’s intended uses of the Leased Premises. Upon reasonable notice to Tenant, and during normal banking hours, Landlord shall have the right to enter the Leased Premises at reasonable times to show it to prospective purchasers, landlord or tenants (under ground or underlying leases) and mortgages of the Leased Premises. During the six (6) months prior to the expiration of the Term, Landlord may show the Leased Premise to prospective tenants or purchasers of the Leased Premises. Notwithstanding the foregoing, Landlord acknowledges that all or part of the Leased Premises will be used by a branch bank of a national banking association and, as such, during all times that Tenant is not open for business, the Leased Premises will be subject to a security system and monitored alarm system, and Landlord shall first notify Tenant to obtain access if such access is required during non-business hours. Tenant shall provide Landlord with the contact information for an individual who will be available twenty-four hours a day to provide access in the event of an emergency situation at the Leased Premises.

27. HOLDOVER. In the event Tenant remains in possession of the Leased Premises after the expiration of the Lease Term, Tenant shall be deemed to be occupying the Leased Premises as a tenant from month to month at the sufferance of Landlord subject to all the provisions of this Lease, except that following sixty (60) days prior written notice, the Rent shall increase during the holdover period to a monthly rate equal to 150% of the monthly rate in effect during the last month of the Lease Term and Tenant shall be responsible for any and all other damages which Landlord may sustain by reason of such action by Tenant.

28. UNAVOIDABLE DELAYS. Except for Tenants obligations to pay Rent, the time of Landlord or Tenant, as the case may be, to perform any of its respective obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to any strikes, lockouts, civil commotion’s, warlike operations, invasions, rebellions, hostilities, military or usurped power, governmental regulations or controls, inability to obtain labor or materials despite due diligence, acts of God, or other causes beyond the reasonable control of the party whose performance is required.

29. ESTOPPEL CERTIFICATES. Tenant shall within ten (10) days after each and every request by Landlord, execute, acknowledge and deliver to landlord a statement in writing (a) certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force andeffect as modified, and stating the modifications), (b) specifying the dates to which the Base Rent and Additional Rent Charges have been paid, (c) stating whether or not, to the best knowledge of Tenant, Landlord is in default in performance or observation of its obligations under their Lease, and if so, specifying which such default, (d) stating whether or not, to the best knowledge of Tenant, any event has occurred which with the giving of notice or passage of time, or both, would constitute a default by Landlord under this Lease, and, if so, specifying each such event, and (e) any other information reasonably requested. Any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser, assignee or transferee of Landlord’s interest in the Lease or in the leased Premise.

30. BROKERAGE. Tenant represents and warrants to Landlord that it has not had any dealings with any third parties which would entitle such third parties to any commissions, fees or similar compensation in connection with this Lease and/or Tenant’s leasing of the Leased Premises from Landlord. Tenant shall indemnify and hold Landlord harmless against any liability arising from any claims for such compensation by any such parties, including costs and attorneys’ fees.

31. NO RECORDATION. Tenant shall not record this Lease or a memorandum of this Lease without the prior consent of Landlord.

32. MISCELLANEOUS

A. Tenant shall not use the plumbing facilities for any purpose other than that for which they are constructed, and no grease of foreign substance of any kind shall be disposed of therein, and the expense of any breakage, stoppage or damage (whether on or off the Leased Premises) resulting from any breach thereof shall be borne by Tenant.

B. Tenant shall not install, operate or maintain in the Leased Premises any electrical equipment which shall overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation, and which does not bear Underwriter’s Laboratories (UL) approval. Notwithstanding the above, Landlord hereby consents to any measures Tenant may undertake, at Tenant’s cost and expense, to improve the capacity or operation of the electrical equipment on the Leased Premises.

C. Tenant shall not obstruct or use for any purpose than ingress or egress the sidewalks, entries, passages, elevators, public corridors and staircases and other parts of the building which are not occupied by the Tenant.

D. Tenant shall not place additional locks upon doors of the Leased Premises or keep exterior doors unlocked without the prior written consent of the Landlord. The Landlord has no objection to keeping the exterior doors leading to the lobby open for customer access to Tenant’s ATM machine.

E. Tenant shall not construct, maintain, use or operate within said leased premises or elsewhere in the building or on the outside of the building, any equipment or machinery which produces music, sound or noise which is audible beyond the Leased Premises.

F. Tenant shall observe such rules and regulations as from time to time may be put in effect by the Landlord for the general safety, comfort and convenience of Landlord, occupants and Tenants of said Building.

G. Tenant shall abide by the rules and regulations of Landlord set forth in Exhibit “B”, attached to this Lease, and any amendments or modifications thereto.

33. INTERPRETATION. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Lease and the application of that provision to the other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The captions, headings and titles, if any, in the Lease are solely for convenience of reference and shall not effect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said works or phrases were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of the Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent of any other provision of the Lease unless otherwise expressly provided. All terms and words used in this Lease, regardless of the number of gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Lease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity. Time shall be of the essence of each obligation of Landlord and Tenant under this Lease.

34. AUTHORITY OF TENANT. Execution hereof by Tenant shall constitute a representation and warranty by Tenant that Tenant is a duly organized and existing legal corporation, that Tenant has been and is qualified to do business in the Commonwealth of Virginia and is in good standing with the Commonwealth of Virginia, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate action.

35. QUIET ENJOYMENT. Landlord warrants and represents that Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall have quiet and peaceful enjoyment of the Leased Premises during the Lease Term, subject to the provisions of the Lease and any mortgages or deeds of trust to which this Lease shall be subordinate, and to all easements, rights of way, covenants and restrictions of record.

36. ENTIRE AGREEMENT. This Lease contains all of the covenants, agreements, terms, provisions, conditions, warranties and understanding relating to the leasing of the Leased Premises and Landlord’s obligations in connection therewith, and neither Landlord nor any agent or representative of Landlord has made or is making, and Tenant in executing and delivering this Lease is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Lease. All understandings and agreements, if any, heretofore between the parties are merged in the Lease, which alone fully and completely expresses the agreement of the parties. The failure of either Tenant or Landlord to insist in any instance upon the strict keeping, observance or performance of any covenant, agreement, term, provision or condition of the Lease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition or election, but the same shall continue and remain in full force and effect. No waiver or modification of any covenant, agreement, term, provision or condition of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord and Tenant. No surrender of possession of the Leased Premises or any part thereof or of any remainder of the term of this Lease shall release Tenant from any of its obligations thereunder unless accepted by Landlord in writing. The receipt and retention by Landlord of monthly payments of the Rent from anyone other than Tenant shall not be deemed a waiver of the breach by Tenant of any covenant agreement, term or provision of the Lease, or as the acceptance of such other person as a tenant, or as a release of Tenant from the further keeping, observance or performance by Tenant of the covenants, agreements, terms, provision and conditions herein contained. The receipt and retention by Landlord of monthly payments of Rent with knowledge of the uncured breach of any covenant, agreement, term, or provision of the Lease shall not be deemed a waiver of the breach or as a release of Tenant from (the further keeping, observance or performance by Tenant of the covenants, agreements, terms, provisions and conditions herein in contained.

37. ARBITRATION. In the event of a dispute between the parties regarding the terms, construction or performance of the Lease, either party shall have the right to require such dispute to be settled by binding arbitration in Fairfax County, Virginia, according to the rules of the American Arbitration Association. The award or decision resulting therefrom shall be subject to immediate enforcement in any court of competent jurisdiction. The prevailing party shall be entitled to claim all reasonable attorney fees and costs incurred, including witness costs.

38. SUCCESSORS AND ASSIGNS. The obligation of the Lease shall bind and benefit the successors and permitted assigns of the parties with the same effect as if mentioned in each instance where a party hereto is named or referred to.

39. NOTICES. All notices or other communications other than rent payments hereunder shall be in writing and shall be given in person or sent by certified or registered mail, return receipt requested, first-class postage prepaid;

A. If to the Landlord:

1051 Elden Street, L.L.C.

Attn: Carroll C. Markley, Manager

1601 Washington Plaza

Reston, VA 20190

With a copy to:

Dain, Oxley, Markley and Nicoli, PLLC

1810 Michael Faraday Drive, Suite 100

Reston, VA 20190

B. If to the Tenant:

Millennium Bank, N.A.

Attn: Janet A. Valentine, CFO

1601 Washington Plaza

Reston, VA 20190

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Commercial Lease Agreement as of the day and year first written above.

LANDLORD:
ATTEST:	1051 Elden Street, LLC, a Virginia Limited Liability Company

	By:	/s/ CARROLL C. MARKLEY	(SEAL	)

Name:

Title:

Date:

TENANT:
ATTEST:	Millennium Bank, a National Banking Association

	By:	/s/ JANET A VALENTINE	(SEAL)
	Name:	Janet A Valentine
	Title:	EVP & CFO
	Date:	6/10/03

Exhibit A

Leased Premises

(to be attached)

Exhibit B

Rules and Regulations

l. Tenant will remove promptly any property from the common areas adjacent to the building containing the Leased Premises.

2. Except for areas specifically designated in the Lease, no trucks, trailers or vehicles will be stored or parked on or about the property.

3. No trailers, trucks or sheds will be used for storage.

4. No material will be stored except in the Leased Premises.

5. Tenants, their employees, vendors and common carriers will not park in or obstruct any travel lanes, turnaround areas, fire lanes or the like.

6. Tenant will not place upon the exterior of the building, anywhere in the interior of the building where it is visible from the common areas, or in or on any window or any part thereof or door of the Premises any placard, sign, lettering, window covering or drapes except items and in places and a manner, approved by Landlord. Tenant will be responsible for obtaining all permits for signs, all costs of fabricating, installing and maintaining the same and all costs of repairing all damage caused by the installation removal thereof.

7. Tenant will not change, replace, paint, stain or modify any portion of the exterior of the building containing the Leased Premises or add to or change in any way the numbers of signs.

8. Tenant will store all trash and garbage in suitable receptacles within the Leased Premises or in other designated areas, and will be responsible for the removal and disposal of refuse and rubbish from the Premises. Tenant will not permit the undue accumulation of rubbish, trash, garbage, debris, boxes or cans or other refuse of any kind or description in the Leased Premises.

9. Tenant shall not install or permit the installation of any exterior awnings or shades, mylar films, sun filters or the like on windows of the building. Notwithstanding the foregoing, the installation of horizontal or vertical blinds, drapes or curtains of typical design and appearance will be permitted.